UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): January 25, 2016

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 25, 2016, the NYSE MKT LLC notified Centrus Energy Corp. that it has accepted our plan to regain compliance with the NYSE MKT’s continued listing standards. As previously disclosed, the NYSE MKT notified us on November 17, 2015, that we had fallen below the NYSE MKT’s continued listing standards since we reported a stockholders’ deficit as of September 30, 2015, and net losses in the fiscal years ended December 31, 2011, 2012 and 2013. We recently submitted to the NYSE MKT a plan to regain compliance with the continued listing standards. With the NYSE MKT’s acceptance of the plan, we have until May 17, 2017, to regain compliance. In the meantime, our common stock will continue to be traded on the NYSE MKT, subject to ongoing monitoring by the NYSE MKT and our compliance with all other applicable NYSE MKT requirements.

Item 7.01 Regulation FD Disclosure.

On January 28, 2016, Centrus Energy Corp. issued a press release announcing the receipt of the notice from the NYSE MKT described in Item 3.01 of this report.  A copy of this press release is included as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01   Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

99.1	Press release dated January 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	January 28, 2016	By:	/s/ Stephen S. Greene
Stephen S. Greene
Senior Vice President, Chief Financial Officer and Treasurer